UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

March 30, 2010

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 2 to Amended and Restated Credit Agreement

Effective March 30, 2010, Cano Petroleum, Inc. (“Cano”) entered into Amendment No. 2 (the “ARCA Amendment No. 2”) to its $120 million Amended and Restated Credit Agreement by and among Cano and its subsidiary guarantors, the lenders and Union Bank, N.A. (formerly known as Union Bank of California, N.A.) (“UBOC”) as Administrative Agent and as Issuing Lender (as amended from time to time, the “ARCA”).  Under the terms of the ARCA Amendment No. 2, the covenants relating to Cano’s leverage ratio and interest coverage ratio were rendered inapplicable to the fiscal quarters ending December 31, 2009 and March 31, 2010.

In addition, pursuant to ARCA Amendment No. 2, Cano agreed to pay an amendment fee in the amount of $90,000 to UBOC for the pro rata account of the lenders if the ARCA has not been replaced, refinanced or amended and restated on or before May 31, 2010. Cano agreed to pay, all costs and expenses associated with ARCA Amendment No. 2.

Amendment No. 2 to Subordinated Credit Agreement

Effective March 30, 2010, Cano entered into Amendment No. 2 (the “SCA Amendment No. 2”) to its $25 million Subordinated Credit Agreement by and among Cano and its subsidiary guarantors, the lenders and UnionBanCal Equities, Inc. (“UBE”) as Administrative Agent (as amended from time to time, the “SCA”).  Under the terms of the SCA Amendment No. 2, the covenants relating to Cano’s leverage ratio and interest coverage ratio were rendered inapplicable to the fiscal quarters ending December 31, 2009 and March 31, 2010.

In addition, pursuant to SCA Amendment No. 2, Cano agreed to pay an amendment fee in the amount of $22,500 to UBE for the pro rata account of the lenders if the SCA has not been terminated on or before May 31, 2010.  Cano agreed to pay all costs and expenses associated with SCA Amendment No. 2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Amendment No. 2 to Amended and Restated Credit Agreement

	10.2	Amendment No. 2 to Subordinated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: March 31, 2010
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 2 to Amended and Restated Credit Agreement

10.2	Amendment No. 2 to Subordinated Credit Agreement